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                                                          Exhibit 11, Form 10-Q
                                               Commission File Number 000-22567


                               The WMF Group, Ltd.
           Statement re Computation of Per Share Earnings (Unaudited)
                (Dollars in thousands, except per share amounts)

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
                                                  For the Three Months           For the Six Months
                                                     Ended June 30                  Ended June 30
                                              --------------------------      -----------------------
                                                 1999           1998               1999         1998
                                             -----------      --------          --------     --------
     Net income (loss)                       $       168       $  (3,985)    $    (1,090)       $(3,704)
                                             -----------       ---------     -----------      ---------
                                             -----------       ---------     -----------      ---------



Weighted average shares of common
      stock used for Basic computation        11,176,734       5,249,501       9,669,051      5,162,668
                                             -----------       ---------     -----------      ---------
                                             -----------       ---------     -----------      ---------

Weighted average shares of common
      stock                                   11,176,734       5,249,501       9,669,051      5,162,668
Diluted adjustment:
      Assumed exercise of options and
        warrants (treasury stock method)            -              -              -             -
                                             -----------       ---------     -----------      ---------
Total weighted average shares and
        equivalents used for Diluted
        computation                           11,176,734       5,249,501       9,669,051      5,162,668
                                             -----------       ---------     -----------      ---------
                                             -----------       ---------     -----------      ---------

INCOME (LOSS) PER COMMON SHARE:

        Net income (loss) per common
            share - Basic                    $       .02      $    (.76)     $      (.11)   $      (.71)
                                             -----------       ---------     -----------      ---------
                                             -----------       ---------     -----------      ---------

        Net income (loss) per common
            share - Diluted                  $       .02      $    (.76)     $      (.11)   $      (.71)
                                             -----------       ---------     -----------      ---------
                                             -----------       ---------     -----------      ---------
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